UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

 990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2023, Yaniv Blumenfeld, a member of the Board of Directors (the “Board”) of Safe & Green Holdings Corp. (the “Company”), was appointed as a director of Safe and Green Development Corporation (“SG DevCo”), the Company’s wholly owned subsidiary. In connection with his appointment to the SGDevCo board of directors, Mr. Blumenfeld resigned, effective as of April 28, 2023, from his position as a member of the Company’s Board. The resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices. Pursuant to a Letter Agreement, dated April 28, 2023 (the “Letter Agreement”), the Company has agreed to invite Mr. Blumenfeld to attend all meetings of the Board as a non-voting Board observer so long as he continues to serve as a director of SG DevCo.

On May 1, 2023, the Company appointed Patricia Kaelin as the Company’s Chief Financial Officer and entered into an employment agreement with Patricia Kaelin (the “Employment Agreement”) to employ Ms. Kaelin in such capacity for an initial term of two (2) years, which Employment Agreement provides for an annual base salary of $250,000, a discretionary bonus of up to 20% of her base salary upon achievement of objectives as may be determined by the Company’s board of directors and severance in the event of a termination without cause on or after September 30, 2023 in amount equal to equal to one year’s annual base salary and benefits. The Employment Agreement also provides for the grant to Ms. Kaelin of a restricted stock grant under the Company’s Stock Incentive Plan, as amended and as available for grant, of 60,000 shares of the Company’s common stock, vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

Ms. Kaelin, age 60, is a member of the AICPA with more than 25 years of financial leadership, strategic planning, and public company experience. She has served as Chief Financial Officer for public and privately held companies and has extensive experience in the construction, real estate, manufacturing and healthcare industries. She has expertise in mergers and acquisitions and corporate restructuring, as well as private and public equity and debt financing. From October 2021 to April 2023, she served as Chief Financial Officer of Buddies Brand, a privately held West Coast cannabis consumer packaged goods (“CPG”) company. From March 2020 to October 2021, she served as Chief Financial Officer of 1933 Industries, Inc. a publicly traded CPG company based in Vancouver, British Columbia, with operations in the US. From March 2019 to March 2020, she served as Chief Financial Officer, Business Operations, at Clifton Larson Allen, one of the largest CPA and consulting firms in the United States. From October 2017 to March 2019, she served as Consulting Chief Financial Officer for multiple companies on a fractional basis while at TGG Accounting, a provider of outsourced accounting and business advisory services for small to mid-sized businesses across industries with offices throughout the Southwest US. Ms. Kaelin began her career at BDO USA, LLP, spending seven years in public accounting where she earned her CPA certificate. Ms. Kaelin earned her bachelor’s degree in Business Administration with a concentration in Accounting from California State University, Fullerton.

Ms. Kaelin is subject to a one-year post-termination non-compete and non-solicit of employees and clients. She is also bound by confidentiality provisions.

There are no family relationships between Ms. Kaelin and any of the Company’s directors or executive officers. In addition, except as set forth above, Ms. Kaelin is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The descriptions of the Letter Agreement and Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreement and Employment Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On May 2, 2023, the Company issued a press release announcing the appointment of Patricia Kaelin as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Letter Agreement, dated April 28, 2023, between Safe & Green Holdings Corp. and Yaniv Blumenfeld
10.2	Employment Agreement, dated May 1, 2023, between Safe & Green Holdings Corp. and Patricia Kaelin
99.1	Press Release of Safe & Green Holdings Corp., dated May 2, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: May 2, 2023	By:	/s/ Paul Galvin
		Name:	Paul Galvin
		Title:	Chairman and Chief Executive Officer

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